Exhibit 99.2

FERRARA BROS. BUILDING MATERIALS CORP. AND AFFILIATE

FERRARA BROS. BUILDING MATERIALS CORP. AND AFFILIATE
CONSOLIDATED BALANCE SHEET
JANUARY 31, 2015
(UNAUDITED)

ASSETS

CURRENT ASSETS:
Cash	$845,163
Accounts receivable, net	15,437,597
Inventories	1,640,609
Equity in joint venture	363,445
Due from related party	14,656
Miscellaneous receivables	228,116
Prepaid expenses and other current assets	588,738

Total Current Assets	19,118,324

PROPERTY AND EQUIPMENT, NET	9,773,415

OTHER ASSETS:
Note receivable	88,307
Other assets	241,915
Federal tax deposit	101,542

431,764

TOTAL ASSETS	$29,323,503

See notes to consolidated financial statements.

FERRARA BROS. BUILDING MATERIALS CORP. AND AFFILIATE
CONSOLIDATED BALANCE SHEET
JANUARY 31, 2015
(UNAUDITED)

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Note payable - bank	$2,500,000
Current maturities of long-term debt	1,547,270
Current portion of obligation under capital lease	677,614
Accounts payable	5,463,354
Accrued pension contribution	1,900,754
Income taxes payable - current	2,250
Due to related parties	700,000
Accrued expenses and other current liabilities	651,764

Total Current Liabilities	13,443,006

LONG-TERM LIABILITIES:
Long-term debt, less current maturities	2,319,374
Due to related parties, less current portion	196,651
Obligation under capital lease, less current portion	1,610,410

4,126,435
COMMITMENTS AND CONTINGENCIES

EQUITY:
Ferrara Bros. Building Materials Corp. Stockholders' Equity
Common stock	25,000
Retained earnings	13,420,820
Accumulated other comprehensive loss	(908,333)
Total Ferrara Bros. Building Materials Corp. Stockholders' Equity	12,537,487

Noncontrolling interest	(783,425)

Total Equity	11,754,062

TOTAL LIABILITIES AND EQUITY	$29,323,503

See notes to consolidated financial statements.

FERRARA BROS. BUILDING MATERIALS CORP. AND AFFILIATE
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE THREE MONTHS ENDED JANUARY 31, 2015 and 2014
(UNAUDITED)

	2015	2014
SALES	$13,000,292	$9,301,476

COST OF GOODS SOLD	9,484,827	7,311,066

GROSS PROFIT	3,515,465	1,990,410

OPERATING EXPENSES:
Operating yard expenses	1,738,800	1,439,478
Selling, general and administrative expenses	2,989,187	2,407,002
Depreciation and amortization	672,204	623,709
Total Operating Expenses	5,400,191	4,470,189

LOSS FROM OPERATIONS	(1,884,726)	(2,479,779)

OTHER INCOME (EXPENSE):
Interest and dividend income	—	308
Interest expense	(69,500)	(21,777)
Miscellaneous income	9,124	96,008
Income from joint venture	84,788	211,967

Total Other Income	24,412	286,506

LOSS BEFORE PROVISION FOR INCOME TAXES	(1,860,314)	(2,193,273)

PROVISION FOR INCOME TAXES	4,500	—

NET LOSS	(1,864,814)	(2,193,273)

ADD: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	69,329	130,675

NET LOSS ATTRIBUTABLE TO FERRARA BROS. BUILDING MATERIALS CORP.	(1,795,485)	(2,062,598)

OTHER COMPREHENSIVE (LOSS) INCOME:
Actuarial (loss) gain on the defined benefit pension plan	(603,742)	6,768
Other Comprehensive (Loss) Income	(603,742)	6,768
COMPREHENSIVE INCOME ATTRIBUTABLE TO
NONCONTROLLING INTEREST	—	—
COMPREHENSIVE LOSS ATTRIBUTABLE TO
FERRARA BROS. BUILDING MATERIALS CORP.	$(2,399,227)	$(2,055,830)

See notes to consolidated financial statements.

FERRARA BROS. BUILDING MATERIALS CORP. AND AFFILIATE
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE THREE MONTHS ENDED JANUARY 31, 2015
(UNAUDITED)

	Ferrara Bros. Building Corp. Stockholders' Equity
	Common Stock		Retained Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Equity
	Shares	Amount

BALANCE AT NOVEMBER 1, 2014	1,000	$25,000	$15,216,305	$(304,591)	$(714,096)	$14,222,618

NET LOSS FOR THE THREE MONTHS ENDED JANUARY 31, 2015	—	—	(1,795,485)	—	(69,329)	(1,864,814)

DEFINED BENEFIT PENSION PLAN MINIMUM LIABILITY ADJUSTMENT	—	—	—	(603,742)	—	(603,742)

BALANCE AT JANUARY 31, 2015	1,000	$25,000	$13,420,820	$(908,333)	$(783,425)	$11,754,062

See notes to consolidated financial statements.

FERRARA BROS. BUILDING MATERIALS CORP. AND AFFILIATE
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED JANUARY 31, 2015 AND 2014
(UNAUDITED)

	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(1,864,814)	$(2,193,273)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	672,204	623,709
Pension expense	(603,742)	—
Income from joint venture	(84,788)	(211,967)

Changes in Assets (Increase) Decrease:
Accounts receivable	2,609,703	3,366,213
Inventories	(466,002)	(57,425)
Equity in joint venture	—	300,000
Miscellaneous receivables	142,679	23,050
Prepaid and refundable income taxes	—	(1,125)
Prepaid expenses and other current assets	(95,489)	(115,859)

Changes in Liabilities Increase (Decrease):
Accounts payable	(4,837,155)	(4,537,994)
Accrued expenses and other current liabilities	(755,309)	(325,570)

NET CASH USED IN OPERATING ACTIVITIES	(5,282,713)	(3,130,241)

CASH FLOWS FROM INVESTING ACTIVITIES:
Due from related party	64,961	—
Purchase of property and equipment	(53,252)	(76,267)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	11,709	(76,267)

SUBTOTAL CARRIED FORWARD	$(5,271,004)	$(3,206,508)

See notes to consolidated financial statements.

FERRARA BROS. BUILDING MATERIALS CORP. AND AFFILIATE
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED JANUARY 31, 2015 AND 2014
(UNAUDITED)

	2015	2014

SUBTOTAL BROUGHT FORWARD	$(5,271,004)	$(3,206,508)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable - bank	—	1,500,000
Advances from related parties	—	732,621
Cash Provided By Financing Activities	—	2,232,621

Repayment of advance from stockholder	—	(700,000)
Repayment of due to related parties	—	(46,253)
Principal payments of long-term borrowings	(387,467)	(386,326)
Repayments of capital lease obligations	(167,657)	(163,098)
Cash Disbursed For Financing Activities	(555,124)	(1,295,677)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(555,124)	936,944

NET DECREASE IN CASH	(5,826,128)	(2,269,564)

CASH, BEGINNING OF PERIOD	6,671,291	4,363,884

CASH, END OF PERIOD	$845,163	$2,094,320

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash received for:
Interest and dividends	$—	$308
Cash paid for:
Interest	$69,500	$21,777

See notes to consolidated financial statements.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2015 AND 2014
(UNAUDITED)

Note 1 - Nature of Operations and Principles of Consolidation

Business Activity

Ferrara Bros. Building Materials Corp. (“Ferrara”) was incorporated in New York on March 26, 1969. The company manufactures and sells building materials, primarily ready-mixed concrete, to firms in the construction industry with substantially all of its sales occurring in the New York City area.

Aggregate & Concrete Testing, LLC (“ACT I”) is a Limited Liability Company formed under the New York Limited Liability Company Act. The parties to the Limited Liability Company agreement are designated as members. Under the Act, the members are not liable for the debts of the company. ACT I is a wholly-owned subsidiary of Ferrara.

Ferrara West, LLC (“West”) is a Limited Liability Company formed under the New Jersey Limited Liability Company Act. The parties to the Limited Liability Company agreement are designated as members. Under the Act, the members are not liable for the debts of the company. West is a wholly-owned subsidiary of Ferrara.

160 East 22nd Terminal LLC (“160”) is a Limited Liability Company formed under the New Jersey Limited Liability Company Act. The parties to the Limited Liability Company agreement are designated as members. Under the Act, the members are not liable for the debts of the company. 160 is a variable interest entity in which Ferrara is deemed to be the primary beneficiary. Ferrara and 160 are affiliated through certain common ownership and 160 sells building materials exclusively to West, Ferrara’s wholly-owned subsidiary.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Ferrara, ACT I, West and 160, collectively, the “Company.” All significant intercompany accounts and transactions have been eliminated in consolidation.

Note 2 - Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measurements, a three-tier fair value hierarchy, which prioritizes the inputs used in the valuation methodologies, is as follows:

Level 1 - Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2 - Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 - Valuations based on unobservable inputs reflecting the Company’s own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2015 AND 2014
(UNAUDITED)

At January 31, 2015, the fair value of the Company’s financial instruments including cash, accounts receivable, note receivable, note payable, and accounts payable approximated book value due to the short maturity of these instruments.

At January 31, 2015, the Company does not have assets or liabilities required to be measured at fair value in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 820, Fair Value Measurements.

Accounts Receivable

Accounts receivable consist of trade receivables recorded at original invoice amount, less an estimated allowance for uncollectible accounts of $500,000 at January 31, 2015. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest. Accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Changes in the estimated collectability of accounts receivable are recorded in the combined results of operations for the period in which the estimate is revised. Accounts receivable that are deemed uncollectible are offset against the allowance for uncollectible amounts. The Company does not require collateral for accounts receivable. In addition, at January 31, 2015, approximately 49%, of accounts receivable was guaranteed through various bonding agencies.

Inventories

Inventories consist of raw materials and are valued at the lower of cost or market, with cost determined using the first-in, first-out method and with market defined as the lower of replacement cost or realizable value.

Investment in Joint Venture

The Company accounts for its investment in joint venture on the equity method in accordance with FASB ASC Subtopic 323-10, Investments - Equity Method and Joint Ventures. Under the equity method, the investment is increased or decreased by the Company’s share of earnings or losses, less distributions and advances.

Property and Equipment

Property and equipment is stated at cost. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Depreciation of property and equipment is provided utilizing accelerated and straight-line methods over the estimated useful lives of the respective assets as follows:

Buildings and building improvements	7 to 39 years
Transportation equipment	3 to 5 years
Machinery and equipment	5 to 10 years
Furniture and fixtures	5 to 10 years
Computer equipment	5 to 7 years

Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

Noncontrolling Interest

The Company follows the accounting and reporting standards for the noncontrolling interest in a consolidated affiliate in accordance with FASB ASC Subtopic 810-10, Consolidation. See Note 12, Consolidation of Variable Interest Entities,

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2015 AND 2014
(UNAUDITED)

which includes a discussion distinguishing between the interest in the parent’s owners and the interest in the noncontrolling owners of the affiliate.

Income Taxes

Generally, income taxes have not been provided because the stockholders have elected to have the Company treated as an S corporation for income tax purposes as provided in Section 1362(a) of the Internal Revenue Code (the “Code”). As such, the Company’s income or loss and credits are passed through to the stockholders and reported on their individual income tax returns. The accompanying provision for income taxes represents only state and local taxes.

State and local taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

The affiliate, 160, is treated as a partnership for income tax purposes and does not incur income taxes. Instead, the sole member is taxed individually on his share of company earnings. The net income or loss of 160 is allocated to the sole member. Accordingly, no provision for income taxes is made in the consolidated financial statements.

The subsidiaries, ACT I and West, are wholly-owned subsidiaries of Ferrara and are included on the tax return for Ferrara.

Deferred tax assets and liabilities are determined based on the difference between the financial statement balances and the tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company has elected to have its fiscal year end to be October 31, as permitted for S corporations under the Code. With this election, the Company is required to deposit funds with the federal government (which are refundable to the Company under certain circumstances) based on a formula provided in the Code. The federal tax deposit at January 31, 2015 was $101,542, and is included in “Federal tax deposit” on the accompanying consolidated balance sheet.

Revenue Recognition

Revenue is recognized for product sales upon delivery to the customer and when estimates of discounts and other potential adjustments are reasonably determinable, collection is reasonably assured, and the Company has no further performance obligations. These estimates are presented in the consolidated financial statements as reductions to net revenues and accounts receivable.

Advertising

Advertising is charged to expense as incurred and amounted to $11,111 and $13,401 for the three months ended January 31, 2015 and 2014, respectively.

Sales Tax

Sales tax is billed to applicable customers and recorded as a liability to be remitted to the taxing authority on a monthly basis. Sales tax is netted against the sales for the three months ended January 31, 2015 and 2014.

Compensated Absences

Employees of the Company are generally entitled to paid vacation and paid sick leave depending on length of service and other factors. Accrued absences at January 31, 2015 were approximately $253,000. The estimated cost of compensated absences is included in “Accrued expenses and other current liabilities” on the accompanying consolidated balance sheet.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2015 AND 2014
(UNAUDITED)

Pension and Profit Sharing Plans

Union employees are covered by collectively bargained employee benefit plans under which the Company makes contributions on a monthly basis based upon hours worked.

New Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU is the result of a joint project of the FASB and the International Accounting Standards Board (“IASB”) to clarify the principles for recognizing revenue and to develop a common revenue standard for U.S. GAAP and International Financial Reporting Standards ("IFRS"). The guidance in this ASU affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards.

The ASU provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity should apply the following five-step process to recognize revenue:

Step 1: Identify the contract with a customer.
Step 2: Identify the performance obligations in the contract.
Step 3: Determine the transaction price.
Step 4: Allocate the transaction price to the performance obligations in the contract.
Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

For nonpublic entities, the amendments of ASU No. 2014-09 are effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early application is permitted under certain circumstances.

The Company has not yet determined if this ASU will have a material effect on its consolidated financial statements.

In February 2013, the FASB issued ASU No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The ASU amends the FASB Accounting Standards Codification ("Codification") to require an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income, and present the amount of such reclassifications either on the face of the statement where net income is presented or in the notes.

The Company adopted the provisions of ASU No. 2013-02 during the fiscal year ended October 31, 2014 and the impact of adoption was not material.

Note 3 - Concentration of Credit Risk

The Company maintains cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”) for up to $250,000 per institution. From time to time, the Company’s balances may exceed these limits.

For the three months ended January 31, 2015, no sales to any one customer exceeded 10% of the Company’s net sales. For the three months ended January 31, 2014, sales to one customer accounted for approximately 20% the Company’s net sales.

For the three months ended January 31, 2015, purchases from three major suppliers accounted for approximately 65% of the Company’s total cost of goods sold. For the three months ended January 31, 2014, purchases from three major suppliers accounted for approximately 85% of the Company’s total cost of goods sold. Management believes there is no risk under this arrangement because other suppliers are readily available.

At January 31, 2015, one customer comprised approximately 13% of the balance of accounts receivable.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2015 AND 2014
(UNAUDITED)

The Company has agreements with four labor unions representing approximately 68% and 66% of the Company’s employees at January 31, 2015 and 2014, respectively. The four union agreements will expire between June 2016 and May 2017.

Note 4 -    Note Receivable

At January 31, 2015, the note receivable totaled $88,307. The note receivable is noninterest-bearing, unsecured, and is not expected to be repaid within one year.

Note 5 - Equity in Joint Venture

Ferrara in the normal course of business, has entered into a joint venture partnership, FB-Jenna, J.V. The joint venture agreement, which requires the participants to contribute additional capital as needed, provides that Ferrara will receive from the joint venture its proportionate share of profits and losses realized from the project.

Ferrara’s ownership and profit and loss percentage in the joint venture is 50%. The joint venture is a variable interest entity; however, Ferrara is not the primary beneficiary as it does not have the power to solely direct the activities of the joint venture that most significantly impact its economic performance. Power is shared equally between Ferrara and its joint venture partner as to management oversight and decision making. Therefore, Ferrara has not consolidated the joint venture’s net assets in these financial statements.

Ferrara accounts for its investment in joint venture on the equity method in accordance with FASB ASC Subtopic 323-10, Investments - Equity Method and Joint Ventures.

Circumstances that could lead to a loss under this arrangement beyond Ferrara’s equity investment include the partner’s inability to contribute additional funds to the joint venture in the event the project incurs a loss, or additional costs that Ferrara could incur should the partner fail to provide services and resources toward the project’s completion that had been committed to in the joint venture agreement.

Summarized financial information for the joint venture at and for the three months ended January 31, 2015 accounted for on the equity method is presented as follows:

Total assets	$2,613,280
Less: Total liabilities	1,886,390

Net Assets	$726,890

Operations for the period:
Revenue	$2,084,919
Cost of operations	1,915,343

Net Income	$169,576

Company's interest:
Equity in joint venture at beginning of period	$278,657
Share of net income	84,788

Equity in joint venture at end of period	$363,445

Included in Ferrara’s accounts receivable at January 31, 2015 is $855,215, due from the joint venture. Amounts included in sales to this joint venture for the three months ended January 31, 2015 aggregated $1,785,919.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2015 AND 2014
(UNAUDITED)

During the three months ended January 31, 2014, the joint venture revenues totaled $3,467,191 while cost of operations totaled $3,043,258. Ferrara’s share of the net income for the three months ended January 31, 2014 was $211,967 while distributions from the joint venture totaled $300,000. Amounts included in sales to this joint venture for the three months ended January 31, 2014 aggregated $1,497,203.

Note 6 -    Property and Equipment

Property and equipment, net at January 31, 2015 is summarized as follows:

Land	$600,000
Buildings and building improvements	1,669,047
Transportation equipment	15,184,013
Machinery and equipment	11,503,512
Furniture and fixtures	343,542
Computer equipment	1,778,977
Leasehold improvements	875,325
31,954,416
Less: Accumulated depreciation and amortization	22,181,001

$9,773,415

Depreciation and amortization expense related to property and equipment amounted to $672,204 and $623,709 for the three months ended January 31, 2015 and 2014, respectively.

Note 7 - Note Payable - Bank

Pursuant to an arrangement with its bank, the Company may borrow up to $3,000,000 under a revolving line of credit expiring on April 30, 2015 and was not renewed. The line bears interest at the bank’s prime rate (3.25% at January 31, 2015) or LIBOR plus 1.60% (totaling 1.86% at January 31, 2015), The LIBOR rate option was used for calculating interest on all outstanding amounts on the line during the period ended January 31, 2015. The line is secured by all assets of the Company. This line of credit is subject to maintenance of certain minimum financial covenants determined by the bank. The outstanding balance at January 31, 2015 was $2,500,000. Subsequent to the balance sheet date, the outstanding balance was repaid in full.

Note 8 - Long-Term Debt

Long-term debt at January 31, 2015 is summarized as follows:

Installment loans payable - in equal monthly installments ranging from $1,299 to $49,146 including interest ranging from 2.20% to 3.45% per annum through varying periods from March 2016 through August 2019. The loans are secured by related equipment with a net book value of $3,972,627, at January 31, 2015.	$3,866,644

Less: Current maturities	1,547,270

Long-Term Debt	$2,319,374

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2015 AND 2014
(UNAUDITED)

Aggregate maturities of long-term debt are as follows:

Twelve Months Ending January 31:
2016	$1,547,270
2017	828,258
2018	615,533
2019	553,000
2020	322,583

$3,866,644

The long-term debt arrangements contain cross-default provisions with the line of credit discussed in Note 7. Subsequent to the balance sheet date, the outstanding balance on the long-term debt was repaid in full.

Note 9 - Obligation under Capital Lease

The Company’s property under capital lease, which is included in transportation equipment, is summarized as follows at January 31, 2015:

Transportation equipment	$3,445,620
Less: Accumulated depreciation	1,201,937

$2,243,683

The capital lease requires monthly payments of $61,405, including effective interest of 2.76% per annum through April 2018. This capital lease is subject to maintenance of certain minimum financial covenants determined by the bank.

Future minimum lease payments under the capital lease at January 31, 2015 are as follows:

Twelve Months Ending January 31:
2016	$736,863
2017	736,863
2018	736,863
2019	184,216
2,394,805
Less: Amount representing interest	106,781
Present value of future minimum lease payments	2,288,024
Less: Current portion	677,614

$1,610,410

Depreciation of assets held under the capital lease is included in depreciation and amortization expense. Subsequent to the balance sheet date, the outstanding balance on the capital lease obligation was repaid in full.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2015 AND 2014
(UNAUDITED)

Note 10 - Common Stock

Common stock of $25,000 at January 31, 2015 consisted of the following:

	Shares Authorized	Shares Issued	Shares Outstanding	Amount

Class A, voting, no par value	20	10	10	$250
Class B, nonvoting, no par value	1,980	990	990	24,750

Total	2,000	1,000	1,000	25,000

Note 11 - Commitments and Contingencies

The Company makes contributions to union administered defined benefit pension plans under collectively bargained agreements.  If the Company were to withdraw from any of these plans or should any of the plans be terminated, the Company could be liable for a proportionate share of the unfunded actuarial present value of plan benefits at the date of withdrawal or termination.  The amount of the potential impact to the Company of such unfunded liability is not known.

The Company is involved in various legal proceedings and litigation arising in the ordinary course of business. The Company intends to vigorously dispute liability for the various claims. It is too early to determine whether the outcome of such proceedings and litigation will have a material adverse effect on the Company’s consolidated financial statements.

Rent expense and real estate tax expenses, including water and sewer tax expenses (both paid to third parties and related parties), totaling approximately $340,000 and $230,000 under tenancy-at-will agreements, were incurred for the three months ended January 31, 2015 and 2014, respectively, and are included in selling, general and administrative expenses.

During October of 2014, the Company entered into a license agreement and pre-development agreement with the City of New York in order to evaluate a property for construction of a new plant. Should the Company choose to move forward with construction of the new plant, the land would be leased from the City of New York. There was no fee for the license; however, the Company paid a security deposit of $200,000 which has been recorded in other assets in the accompanying consolidated balance sheet. Through January 31, 2015, the Company has also incurred costs of approximately $159,000 associated with fees for appraisal and environmental study services. These pre-construction costs have been classified in property and equipment in the accompanying consolidated balance sheet.

Note 12 - Consolidation of Variable Interest Entities

In accordance with FASB ASC Topic 810, Consolidation, Ferrara has analyzed its relationship with its affiliate, 160, and determined it is a variable interest entity and Ferrara is the primary beneficiary. Ferrara is the primary beneficiary of 160 because Ferrara has the power to direct the activities of 160 that most significantly impact economic performance. 160’s sole member is a member of Ferrara and 160 transacts its business exclusively for the benefit of Ferrara. Therefore, Ferrara has consolidated 160’s net assets in these consolidated financial statements commencing November 1, 2013.

Should additional financial support be needed for 160 in the future, it is expected that Ferarra will provide that additional financial support due to the ownership and other relationships between the companies.

At January 31, 2015, the total assets and liabilities of 160 were approximately $988,000 and $1,708,000, respectively. For the three months ended January 31, 2015, revenues and costs of 160 were approximately $1,150,000 and $1,219,000, respectively. For the three months ended January 31, 2014, revenues and costs of 160 were approximately $65,000 and $196,000, respectively.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2015 AND 2014
(UNAUDITED)

Note 13 - Pension Plan

The Company has a defined contribution savings plan (the “401(k) Plan”) under Section 401(k) of the Code. Under the 401(k) Plan, eligible employees, as defined, may elect to defer up to 100% of their salary subject to Code limits. The Company made no contributions to the 401(k) Plan during the three months ended January 31, 2015 and 2014.

Note 14 - Multiemployer Plans

The Company contributes to a number of multiemployer defined benefit pension plans under the terms of collective-bargaining agreements that cover its union-represented employees. Union employees are excluded from the 401(k) Plan for the purposes of receiving matching and profit sharing contributions. Union employees are also excluded from the Company’s defined benefit pension plan (see Note 17). The risks of participating in these multiemployer plans are different from single-employer plans in the following aspects:

a. Assets contributed to the multiemployer plan by one employer may be used to provide benefits to employees of other participating employers.

b. If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers.

c. If the Company chooses to stop participating in some of its multiemployer plans, the Company may be required to pay those plans an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

The Company’s participation in these plans for the three months ended January 31, 2015 and 2014, are outlined in the table below. The “EIN/Pension Plan Number” column provides the Employer Identification Number (“EIN”) and the three-digit plan number, if applicable. The most recent Pension Protection Act (“PPA”) zone status available for the plan’s year-end is noted below. The zone status is based on information that the Company received from the plan and is certified by the plan’s actuary. Among other factors, plans in the red zone are generally less than 65 percent funded, plans in the yellow zone are less than 80 percent funded, and plans in the green zone are at least 80 percent funded. The “FIP/RP Status Pending/Implemented” column indicates plans for which a financial improvement plan (“FIP”) or a rehabilitation plan (“RP”) is either pending or has been implemented. The last column lists the expiration dates of the collective-bargaining agreements to which the plans are subject. Finally, there have been no significant changes that affect the comparability of 2014 and 2015 contributions.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2015 AND 2014
(UNAUDITED)

In addition the Trustees of the Local 282 Pension Fund have adopted a construction industry exemption whereby the Company (and others who qualify) would be exempt from any potential withdrawal liability.

	Pension Fund	EIN/ Pension Plan Number	Pension Protection Act Zone Status	FIP/RP Status Pending / Implemented	Contributions for the Three Months Ended January 31, 2015	Contributions for the Three Months Ended January 31, 2014	Surcharge Imposed	Expiration Date of Collective - Bargaining Agreement

i.	Local 282 International Brotherhood of Teamsters	11-6245313	Yellow - as of February 28, 2014	Yes	$269,301	$234,560	No	6/30/2016
ii.	Machinist Money Purchase Pension Fund - Local 447	22-3290508	Green - as of December 31, 2013	No	29,054	24,744	No	7/31/2016
iii.	Material Yard Workers Local 1175 Pension	13-6125828	Green - as of June 30, 2014	No	31,468	25,729	No	6/30/2016
iv.	Other fund				—	4,096

					$329,823	$289,129

The Company was listed in the Material Yard Workers Local 1175 Pension - Local 731 Plan’s Form 5500 as providing more than 5 percent of the total contributions for the June 30, 2014 and 2013 plan years.

Note 15 - Related Party Transactions

The Company entered into the following transactions with related parties:

Related Party Leases

The Company leases land for a plant located in Maspeth, New York from a real estate partnership whose members are officers/stockholders of the Company. Rental payments charged to the Company are determined on an annual basis by the parties. The companies are related through partial common ownership. Aggregate rent and real estate tax expenses, including water and sewer tax expenses, incurred to related parties for the three months ended January 31, 2015 and 2014 were approximately $49,000 and $46,000, respectively, and are included in selling, general and administrative expenses.

The Company leases its retail store on a tenancy-at-will basis from a real estate partnership whose partners are stockholders of the Company. Aggregate rent and real estate tax expenses, including water and sewer tax expenses, incurred to related parties for the three months ended January 31, 2015 and 2014 were $22,000 and $21,000, respectively, and are included in selling, general and administrative expenses.

Related Party Sales

The Company sells ready-mix concrete to its joint ventures, Ferrara Bros. Best J.V. and FB-Jenna J.V. Amounts included in accounts receivable relating to these entities at January 31, 2015 aggregated approximately $879,000. Amounts included in sales related to these entities for the three months ended January 31, 2015 and 2014 aggregated approximately $1,789,000 and $1,819,000, respectively.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2015 AND 2014
(UNAUDITED)

Related Party Services

The Company receives contracted facility maintenance from Statewide Systems Inc., a company related through common ownership. Charges incurred for these services were $64,800 and $86,368, for the three months ended January 31, 2015 and 2014, respectively, and are included in operating yard expenses. There was a balance due from the related company of $14,656 at January 31, 2015, which is included in “Due from related party" on the accompanying consolidated balance sheet. This unsecured amount does not bear interest and is expected to be repaid within the next twelve months.

The Company purchases trucking services from Aggregate Cement and Trucking LLC, an entity which is owned by family members of the principals of the Company. Purchases from Aggregate Cement and Trucking LLC were approximately $139,000 and $75,000, for the three months ended January 31, 2015 and 2014, respectively. The Company also bills Aggregate Cement and Trucking LLC a management fee for use of its employees and overhead, primarily administrative. During the three months ended January 31, 2015 and 2014, management fees were approximately $8,000 and $37,000, respectively. The Company had a net payable to Aggregate Cement and Trucking LLC of approximately $107,000 at January 31, 2015.

Due to Related Parties

During the year ended October 31, 2011, the Company assigned a mortgage to a related party. The assignment included repayment of the outstanding balance of $1,198,561 by the related party. In connection with this assignment, the Company loaned the related party $1,010,000. In addition, the Company recorded accrued interest payable related to the assigned mortgage of $8,090. These amounts have been netted. The balance is unsecured, does not bear interest, and there are no terms for repayment. The balance of $196,651 is included in “Due to related parties” on the accompanying consolidated balance sheet. During the year ended October 31, 2014, this related party advanced the Company $700,000. The advance is due on demand and is noninterest-bearing. Subsequent to the balance sheet date, the outstanding balance was repaid in full.

Note 16 - Accumulated Other Comprehensive Loss, Net of Tax

At January 31, 2015, accumulated other comprehensive loss, net of tax, consisted of the following:

Actuarial Loss on Defined Benefit Pension Plan
Balance, November 1, 2014	$(304,591)

Current period change	(603,742)

Balance, January 31, 2015	$(908,333)

Note 17 - Defined Benefit Pension Plan

On October 31, 2010, the Company established the Ferrara Bros. Building Materials Corp. Cash Balance Plan (the “Cash Balance Plan"). The Cash Balance Plan is a defined benefit pension plan which covers certain of the Company’s eligible employees. No contributions have been provided for the plans during the three months ended January 31, 2015 and 2014. Subsequent to the balance sheet date, the cash balance plan has been frozen by the Company.

In accordance with FASB ASC Topic 715, Compensation - Retirement Benefits (“FASB ASC 715”), the Company recognizes the overfunded and underfunded status of its defined benefit plan as an asset or liability in the balance sheet. The measurement provisions of FASB ASC 715 require that the plan’s actuarial value be determined at the balance sheet date.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2015 AND 2014
(UNAUDITED)

The following table sets forth the funded status of the Company’s defined benefit pension plan and amounts recognized in the Company’s consolidated balance sheet at January 31, 2015 and income statement for the three months then ended:

Projected benefit obligation	$(4,172,867)
Fair value of plan assets	2,272,113

Unfunded status	$(1,900,754)

Actuarial loss not yet recognized in net periodic benefit cost	$908,333

Distributions	$(83,570)

Contributions	$—

Components of net periodic pension cost:
Service cost	$208,087
Interest cost	39,669
Actual return on assets	95,632
Amortization of loss	(131,687)

Net periodic pension cost	$211,701

Amount of accumulated benefit obligation	$4,172,867

Weighted average assumptions used to determine benefit obligations:

Discount rate	4.00%
Rate of compensation increase	—%

Weighted average assumptions used to determine net periodic benefit costs:

Discount rate	4.00%
Expected long-term return on plan assets	7.00%
Rate of compensation increase	—%

The long-term rate of return on plan assets was determined based on the average rate of earnings expected on the funds that will be invested to provide for payment of benefits, with consideration given to the distinction of investments by asset class and historical rates of return.

Plan Assets

It is the Company’s intention to allocate contributions to investment categories in a manner that will maximize investment return while limiting to the extent possible investment volatility. To this end, the designated investment objectives of the Plan include: maximizing return at a reasonable and prudent level of risk, enabling the payment of benefit obligations when due, and controlling costs to the Plan. The Company seeks broad diversification and does not invest in speculative investments. At least annually, the Company rebalances the allocation.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2015 AND 2014
(UNAUDITED)

The overall investment strategy of the Company's Cash Balance Plan is to achieve a targeted return of between 6% - 7.5%, with a benchmark comprised of the appropriate comparable index, including but not limited to, the Russell 1000 Index, S & P 500 Index, and Barclays US Aggregate Index. The asset allocation target is 40%-60% fixed income and 40%-60% equities managed through a diversified mix of ETF’s, mutual funds, individual equities, options and bonds. Fixed income funds include a mix of low duration, government/agency, corporate and high yield instruments. The equity funds include both U.S. and International funds invested in large, mid and small cap companies utilizing both growth and value strategies.

At January 31, 2015, the Company’s Cash Balance Plan’s assets consisted of the following:

Asset Category
Cash	24.90%
Large Cap Value	13.80%
Mid Cap Value	11.10%
Small Cap Equities	15.30%
Other	34.90%

Cash Flows

Contributions:

The Company expects to contribute approximately $800,000 to the pension plan through October 31, 2015.

Estimated Future Benefit Payments

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

Years Ending October 31:
2015	$197,590
2016	197,590
2017	197,590
2018	197,590
2019	201,869
2020 through 2024	2,112,917

$3,105,146

Note 18 - Provision For Income Taxes

The provision for income taxes is summarized as follows:

	2015	2014
Current:
State and local	$4,500	$—

The Company files income tax returns in the U.S. federal and State of New York jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state, or local tax examinations by taxing authorities for years before 2012. The years 2012 to 2014 remain subject to examination by taxing authorities.

FERRARA BROS. BUILDING MATERIALS AND AFFILIATE
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2015 AND 2014
(UNAUDITED)

Note 19 - Subsequent Events

The Company has evaluated all events or transactions that occurred after January 31, 2015 through the date of these consolidated financial statements, which is the date that the consolidated financial statements were available to be issued.

On April 1, 2015, the Company was acquired by USCF&B AcquisitionCo, LLC ("USCF"), a Delaware limited liability company. All issued and outstanding equity interests of the Company were acquired by USCF for $45.0 million in cash, 0.4 million shares of USCF common stock, calculated in accordance with the terms of the Share Purchase Agreement ("SPA") dated April 1, 2015, and valued at approximately $15.1 million on the date of issuance, plus potential incentive awards in the form of equity of up to $35.0 million based on the achievement of certain EBITDA thresholds, as defined in the SPA, over a four-year period beginning in 2017.

During this period, except as disclosed in Notes 7, 8, 9, 15, 17 and above, there were no other material subsequent events that require disclosure.